Exhibit 10.2

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

Principal Amount: U.S. $774,202.00	Issue Date: March 31, 2020

PROMISSORY NOTE

FOR VALUE RECEIVED, Ngen Technologies Holding Corp., a Nevada corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of Santa Monica Venture Finance, Inc., a California corporation or registered assigns (the “Holder”) the sum of U.S. $774,202.00 (the “Principal Amount”) together with any interest as set forth herein, on the first annual anniversary of the Issue Date as set forth above (the “Maturity Date”), and to pay interest on the unpaid principal balance as set forth herein hereof from the date hereof (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Restructuring, Settlement and Release Agreement between the Borrower, the Holder and the other parties thereto, dated the date hereof, pursuant to which this Note was originally issued (the “Purchase Agreement”).

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall apply to this Note:

Article I. PAYMENT TERMS

Section 1.01 Interest Rate. This Note shall bear interest at the rate of 18% per annum, simple interest. Interest shall commence accruing on the Issue Date and shall be computed on the basis of a 365-day year.

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Section 1.02 Payments. Subject to the other provisions of this Note, the Principal Amount and all accrued and unpaid interest on this Note shall be due and payable in full on the earlier of: (i) the Maturity Date, or (ii) the date on which a Change in Control (as defined below) of the Company occurs. For purposes herein, a “Change of Control” shall be deemed to have occurred if, after the Issue Date, there shall have occurred any of the following:

(i)	a complete dissolution or liquidation of the Company, or similar occurrence;

(ii)	the consummation of a merger, consolidation, acquisition, separation, reorganization, or similar occurrence, in a single transaction or a series of related transactions, where the Company is not the surviving entity or where the shareholders of the Company immediately prior to the consummation of such transaction do not continue to hold at least a majority of the voting power of the Company following the consummation of such transaction; or

(iii)	a sale or transfer of all or substantially all of the assets of the Company, each in a single transaction or a series of related transactions.

Section 1.03 Prepayment. Notwithstanding the foregoing, the Borrower may prepay all or any portion of the Principal Amount and any accrued and unpaid interest and any and all other amounts that may be due and payable to the Holder hereunder at any time.

Article II. EVENTS OF DEFAULT

In addition to the other “Events of Default” as set forth herein, if any of the events in Section 2.01 through Section 2.08, inclusive, occur, such event shall be an “Event of Default” hereunder:

Section 2.01 Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise, following a five (5) day cure period.

Section 2.02 Breach of Covenants. The Borrower breaches any covenant or other material term or condition contained in this Note or in any collateral documents, including but not limited to the Restructuring Agreement, or in any other agreements, promissory notes, or contracts between the Borrower and any of its Affiliates, on the one hand, and the Holder or any of its Affiliates, on the other hand, and such breach continues for a period of ten (10) days after written notice thereof to the Borrower from the Holder.

Section 2.03 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Restructuring Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Restructuring Agreement.

Section 2.04 Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

Section 2.05 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

Section 2.06 Delisting of Common Stock. The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTC Markets or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange.

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Section 2.07 Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

Section 2.08 Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

Section 2.09 Consequences of Event of Default. Upon the occurrence of any Event of Default, exercisable through the delivery of written notice to the Borrower by such Holders (the “Default Notice”), this Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the then outstanding principal amount of this Note plus accrued and unpaid interest on the unpaid principal amount of this Note, and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

Article III. MISCELLANEOUS

Section 3.01 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 3.02 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and shall be delivered in accordance with the provisions of the Restructuring Agreement.

Section 3.03 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Notes issued pursuant to the Restructuring Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

Section 3.04 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

Section 3.05 Cost of Collection. If an Event of Default occurs, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

Section 3.06 Governing Law.

(a)	This Note shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such state.

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(b)	Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts or federal courts located in the state of Texas, Dallas County. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Borrower and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

Section 3.07 Usury Savings Clause. Notwithstanding any provision in this Note or the other Transaction Documents to the contrary, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Note or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance due hereunder immediately upon receipt of such sums by the Holder hereof, with the same force and effect as though the Company had specifically designated such excess sums to be so applied to the reduction of the principal balance then outstanding, and the Holder hereof had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Holder may, at any time and from time to time, elect, by notice in writing to the Company, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest, rather than accept such sums as a prepayment of the principal balance then outstanding. It is the intention of the parties that the Company does not intend or expect to pay, nor does the Holder intend or expect to charge or collect any interest under this Note greater than the highest non-usurious rate of interest which may be charged under applicable law.

Section 3.08 Restructuring Agreement. By its acceptance of this Note, each Party agrees to be bound by the applicable terms of the Restructuring Agreement.

Section 3.09 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer as of the Issue Date.

Ngen Technologies Holding Corp.

By:	/s/ Ed Carter
Name:	Ed Carter
Title:	Chief Executive Officer

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